Exhibit 99.1

News

KeyCorp 127 Public Square Cleveland, OH 44114

CONTACTS: ANALYSTS	MEDIA
Vernon L. Patterson	David Reavis
216.689.0520	216.471.2886
Vernon_Patterson@KeyBank.com	David_Reavis@KeyBank.com

Kelly L. Lammers
216.689.3133
Kelly_L_Lammers@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

FOR IMMEDIATE RELEASE

KEYCORP REPORTS FOURTH QUARTER 2011

NET INCOME OF $201 MILLION AND

FULL YEAR NET INCOME OF $857 MILLION

•	Net income from continuing operations of $201 million, or $.21 per common share, for the fourth quarter of 2011

•	Full year net income from continuing operations of $857 million, or $.92 per common share

•	Net interest margin of 3.13%, up four basis points from the third quarter of 2011

•	Average total loans increased $656 million from the third quarter of 2011

•	Net charge-offs declined to $105 million, or .86% of average loan balances for the fourth quarter of 2011

•	Nonperforming loans declined to $727 million, or 1.47% of period-end loans, and nonperforming assets decreased to $859 million

•	Loan loss reserve at 2.03% of total period-end loans and 138% of nonperforming loans at December 31, 2011

•	VISA planned litigation escrow deposit resulted in a $24 million charge during the fourth quarter of 2011

•	Tier 1 common equity and Tier 1 risk-based capital ratios estimated at 11.28% and 13.01%, respectively, at December 31, 2011

CLEVELAND, January 24, 2012 – KeyCorp (NYSE: KEY) today announced fourth quarter net income from continuing operations attributable to Key common shareholders of $201 million, or $.21 per common share. Key’s fourth quarter 2011 results compare to net income from continuing operations attributable to Key common shareholders of $292 million, or $.33 per common share, for the fourth quarter of 2010. The results for the fourth quarter of 2011 were negatively impacted by a $24 million charge resulting from VISA’s late fourth quarter announcement of a planned litigation escrow deposit. In addition, Key recorded a $28

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

million gain on the sale of Tuition Management Systems during the fourth quarter of 2010. Fourth quarter 2011 net income attributable to Key common shareholders was $194 million compared to net income attributable to Key common shareholders of $279 million for the same quarter one year ago.

For 2011, net income from continuing operations attributable to Key common shareholders was $857 million, or $.92 per common share, compared to net income from continuing operations attributable to Key common shareholders of $413 million, or $.47 per common share, for 2010. The results for 2011 reflect lower credit costs and an improvement in noninterest expense as compared to 2010. Net income attributable to Key common shareholders for the year ended December 31, 2011, was $813 million compared to net income attributable to Key common shareholders of $390 million for 2010.

During the fourth quarter of 2011, the Company continued to benefit from improved asset quality. Nonperforming loans decreased by $341 million and nonperforming assets declined by $479 million from the year-ago quarter to $727 million and $859 million, respectively. Net charge-offs declined to $105 million, or .86% of average loan balances for the fourth quarter of 2011, compared to $256 million, or 2.00% of average loan balances for the same period one year ago.

Chairman and Chief Executive Officer Beth Mooney stated, “Key’s fourth quarter results reflect continued improvement in credit quality and the third consecutive quarter of growth in our commercial, financial and agricultural loan portfolio. We are encouraged by this growth and believe it demonstrates our ability to leverage the alignment of our franchise across business lines to support the needs of our clients. Further, these results confirm our belief that the inflection point for loan growth was reached in the third quarter of 2011.”

The Company originated new or renewed lending commitments to consumers and businesses of approximately $10.5 billion during the quarter and $36.6 billion for 2011. This annual amount compares to approximately $29.5 billion in 2010, an increase of 24%.

Mooney continued: “We are pleased by the positive survey results that tell us that Key’s customer satisfaction, loyalty and retention scores continue to exceed those of other large U.S. banks. This includes the customer satisfaction survey by American Customer Satisfaction Index showing that Key is one of only two large banks that improved its overall customer satisfaction score for two consecutive years. This accomplishment, in the face of an extremely difficult operating environment, demonstrates the success of our client-focused relationship strategy. Key also ranked fifth nationwide in overall customer satisfaction in the J.D. Power and Associates 2011 Small Business Banking Satisfaction Survey.”

At December 31, 2011, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios were 11.28% and 13.01%, compared to 11.28% and 13.49%, respectively, at September 30, 2011.

On January 12, 2012, Key signed a purchase and assumption agreement to acquire 37 retail banking branches in Buffalo and Rochester, NY. The deposits associated with these branches total approximately $2.4 billion, while loans total approximately $400 million.

“Viewed in a broader perspective, this acquisition marks an important milestone for Key,” said Mooney. “During the challenging last few years, we have focused on taking actions to strengthen our balance sheet, fortify our capital, effectively manage risk and expenses, and focus on our core relationship business. Those actions, while sometimes difficult, have now

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

positioned us so that we can, in a disciplined manner, act on opportunities to strengthen our franchise.”

The following table shows Key’s continuing and discontinued operating results for the comparative quarters and for the years ended December 31, 2011 and 2010.

Results of Operations

	Three months ended			Twelve months ended
in millions, except per share amounts	12-31-11	9-30-11	12-31-10	12-31-11	12-31-10
Summary of operations
Income (loss) from continuing operations attributable to Key	$207	$234	$333	$964	$577
Income (loss) from discontinued operations, net of taxes (a)	(7)	(17)	(13)	(44)	(23)

Net income (loss) attributable to Key	$200	$217	$320	$920	$554

Income (loss) from continuing operations attributable to Key	$207	$234	$333	$964	$577
Less: Dividends on Series A Preferred Stock	6	5	6	23	23
Cash dividends on Series B Preferred Stock (b)	—	—	31	31	125
Amortization of discount on Series B Preferred Stock (b)	—	—	4	53	16

Income (loss) from continuing operations attributable to Key common shareholders	201	229	292	857	413
Income (loss) from discontinued operations, net of taxes (a)	(7)	(17)	(13)	(44)	(23)

Net income (loss) attributable to Key common shareholders	$194	$212	$279	$813	$390

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.21	$.24	$.33	$.92	$.47
Income (loss) from discontinued operations, net of taxes (a)	(.01)	(.02)	(.02)	(.05)	(.03)

Net income (loss) attributable to Key common shareholders (c)	$.20	$.22	$.32	$.87	$.44

(a)	In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. As a result of these decisions, Key has accounted for these businesses as discontinued operations. The loss from discontinued operations for the year ended December 31, 2011, was primarily attributable to fair value adjustments related to the education lending securitization trusts.
(b)	The year ended December 31, 2011, includes a $49 million deemed dividend recorded in the first quarter of 2011 related to the repurchase of the $2.5 billion Series B Preferred Stock.
(c)	Earnings per share may not foot due to rounding.

SUMMARY OF CONTINUING OPERATIONS

Taxable-equivalent net interest income was $563 million for the fourth quarter of 2011, and the net interest margin was 3.13%. These results compare to taxable-equivalent net interest income of $635 million and a net interest margin of 3.31% for the fourth quarter of 2010. The decrease in net interest income is attributable to both a decline in earning assets and the net interest margin. The net interest margin has been under pressure as a result of the continuation of the low rate environment contracting the spread between lending rates and funding costs.

Compared to the third quarter of 2011, taxable-equivalent net interest income increased by $8 million, and the net interest margin improved by four basis points. The improvement in the net interest income and net interest margin resulted from a decline in Key’s cost of funds due to rate reductions on deposits, maturities of higher rate certificates of deposit, and the impact of certain capital securities redemptions during the third and fourth quarters of 2011. In addition to the improved funding mix, a decrease in the balance of lower yielding short-term investments during the fourth quarter of 2011 also contributed to the margin improvement.

Key’s noninterest income was $414 million for the fourth quarter of 2011, compared to $526 million for the year-ago quarter. Investment banking and capital markets income decreased $39 million compared to the same period one year ago, which includes a $24 million charge resulting from VISA’s late fourth quarter announcement of a planned increase to its litigation escrow deposit. Other income also decreased from the year-ago quarter due to a

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

$28 million gain from the sale of Tuition Management Systems in the fourth quarter of 2010. Also contributing to the decline in noninterest income were decreases in operating lease income of $17 million and net securities gains (losses) of $12 million. Electronic banking fees also declined $13 million as a result of new government pricing controls on debit transactions which were effective October 1, 2011.

The major components of Key’s noninterest income for the past five quarters are shown in the following table.

Noninterest Income – Major Components

in millions	4Q11	3Q11	2Q11	1Q11	4Q10
Trust and investment services income	$104	$107	$113	$110	$108
Service charges on deposit accounts	70	74	69	68	70
Operating lease income	25	30	32	35	42
Letter of credit and loan fees	56	55	47	55	51
Corporate-owned life insurance income	35	31	28	27	42
Electronic banking fees	18	33	33	30	31
Insurance income	11	13	14	15	12
Net gains (losses) from loan sales	27	18	11	19	29
Net gains (losses) from principal investing	(8)	34	17	35	(6)
Investment banking and capital markets income (loss)	24	25	42	43	63

Compared to the third quarter of 2011, noninterest income decreased by $69 million. The decrease was a result of lower net gains (losses) from principal investing (including results attributable to noncontrolling interests) of $42 million and a $10 million loss associated with the redemption of certain capital securities compared to a $13 million gain in the third quarter. Electronic banking fees also declined $15 million as a result of new government pricing controls on debit transactions which were effective October 1, 2011. These declines were partially offset by an increase in net gains (losses) from loan sales of $9 million.

Key’s noninterest expense was $717 million for the fourth quarter of 2011, compared to $744 million for the same period last year. The improvement in expense levels resulted from declines of $20 million in FDIC deposit insurance premiums, $10 million in operating lease expense and reductions across several other expense categories. These decreases were partially offset by a $21 million increase in employee benefits expense due to higher medical claims expense compared to the year ago quarter when Key recorded a reduced amount due to favorable experience. In addition, the fourth quarter reflected a credit of $11 million in the provision (credit) for losses on lending-related commitments compared to a credit of $26 million in the same period one year ago.

Compared to the third quarter of 2011, noninterest expense increased by $25 million. Business services and professional fees and miscellaneous expenses both increased by $10 million and personnel expense increased $5 million. Marketing expense also increased $8 million as Key continues to promote, support and advertise relationship-based products, services and capabilities. These increases were partially offset by a decrease of $10 million in the provision (credit) for losses on lending-related commitments.

ASSET QUALITY

Key’s provision for loan and lease losses was a credit of $22 million for the fourth quarter of 2011, compared to a credit of $97 million for the year-ago quarter and a charge of $10 million for the third quarter of 2011. Key’s allowance for loan and lease losses was $1 billion, or 2.03% of total period-end loans, at December 31, 2011, compared to 2.35% at September 30, 2011, and 3.20% at December 31, 2010.

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Selected asset quality statistics for Key for each of the past five quarters are presented in the following table.

Selected Asset Quality Statistics from Continuing Operations

dollars in millions	4Q11	3Q11	2Q11	1Q11	4Q10
Net loan charge-offs	$105	$109	$134	$193	$256
Net loan charge-offs to average loans	.86%	.90%	1.11%	1.59%	2.00%
Allowance for loan and lease losses	$1,004	$1,131	$1,230	$1,372	$1,604
Allowance for credit losses (a)	1,049	1,187	1,287	1,441	1,677
Allowance for loan and lease losses to period-end loans	2.03%	2.35%	2.57%	2.83%	3.20%
Allowance for credit losses to period-end loans	2.12	2.46	2.69	2.97	3.35
Allowance for loan and lease losses to nonperforming loans	138.10	143.53	146.08	155.03	150.19
Allowance for credit losses to nonperforming loans	144.29	150.63	152.85	162.82	157.02
Nonperforming loans at period end	$727	$788	$842	$885	$1,068
Nonperforming assets at period end	859	914	950	1,089	1,338
Nonperforming loans to period-end portfolio loans	1.47%	1.64%	1.76%	1.82%	2.13%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.73	1.89	1.98	2.23	2.66

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Net loan charge-offs for the quarter totaled $105 million, or .86% of average loans. These results compare to $256 million, or 2.00%, for the same period last year and $109 million, or .90%, for the previous quarter. Net loan charge-offs have declined for the last eight consecutive quarters and were less than one percent of average loans for the second consecutive quarter.

Key’s net loan charge-offs by loan type for each of the past five quarters are shown in the following table.

Net Loan Charge-offs from Continuing Operations

dollars in millions	4Q11	3Q11	2Q11	1Q11	4Q10
Commercial, financial and agricultural	$28	$23	$36	$32	$80
Real estate — commercial mortgage	23	25	12	43	52
Real estate — construction (a)	(6)	8	24	30	28
Commercial lease financing	—	2	4	11	12

Total commercial loans	45	58	76	116	172
Home equity — Key Community Bank	20	18	27	24	26
Home equity — Other	9	8	10	14	13
Marine	14	11	4	19	17
Other	17	14	17	20	28

Total consumer loans	60	51	58	77	84

Total net loan charge-offs	$105	$109	$134	$193	$256

Net loan charge-offs to average loans from continuing operations	.86%	.90%	1.11%	1.59%	2.00%

Net loan charge-offs from discontinued operations — education lending business	$25	$31	$32	$35	$32

(a)	Credit amount indicates recoveries exceeded charge-offs.

Compared to the third quarter of 2011, net loan charge-offs in the commercial loan portfolio decreased by $13 million which was attributable to a decline in the real estate – construction category. As shown in the table on page 6, Key’s exit loan portfolio accounted for $22 million, or 21%, of Key’s total net loan charge-offs for the fourth quarter of 2011. Net charge-offs in the exit loan portfolio decreased by $5 million from the third quarter of 2011, primarily driven by a decrease in net charge-offs in the residential properties—homebuilder loan portfolio.

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

At December 31, 2011, Key’s nonperforming loans totaled $727 million and represented 1.47% of period-end portfolio loans, compared to 1.64% at September 30, 2011, and 2.13% at December 31, 2010. Nonperforming assets at December 31, 2011, totaled $859 million and represented 1.73% of portfolio loans and OREO and other nonperforming assets, compared to 1.89% at September 30, 2011, and 2.66% at December 31, 2010. The following table illustrates the trend in Key’s nonperforming assets by loan type over the past five quarters.

Nonperforming Assets from Continuing Operations

dollars in millions	4Q11	3Q11	2Q11	1Q11	4Q10
Commercial, financial and agricultural	$188	$188	$213	$221	$242
Real estate — commercial mortgage	218	237	230	245	255
Real estate — construction	54	93	131	146	241
Commercial lease financing	27	31	41	42	64
Total consumer loans	240	239	227	231	266

Total nonperforming loans	727	788	842	885	1,068
Nonperforming loans held for sale	46	42	42	86	106
OREO and other nonperforming assets	86	84	66	118	164

Total nonperforming assets	$859	$914	$950	$1,089	$1,338

Restructured loans — accruing and nonaccruing (a)	$276	$277	$252	$242	$297
Restructured loans included in nonperforming loans (a)	191	178	144	136	202
Nonperforming assets from discontinued operations — education lending business	23	22	21	22	40
Nonperforming loans to period-end portfolio loans	1.47%	1.64%	1.76%	1.82%	2.13%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.73	1.89	1.98	2.23	2.66

(a)	Restructured loans (i.e. troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Nonperforming assets continued to decrease during the fourth quarter of 2011, representing the ninth consecutive quarterly decline. As shown in the following table, Key’s exit loan portfolio accounted for $119 million, or 13.9%, of Key’s total nonperforming assets at December 31, 2011.

The following table shows the composition of Key’s exit loan portfolio at December 31, 2011, and September 30, 2011, the net charge-offs recorded on this portfolio for the third and fourth quarters of 2011, and the nonperforming status of these loans at December 31, 2011, and September 30, 2011.

Exit Loan Portfolio from Continuing Operations

	Balance		Change	Net Loan		Balance on
	Outstanding		12-31-11 vs.	Charge-offs		Nonperforming Status
in millions	12-31-11	9-30-11	9-30-11	4Q11(c)	3Q11	12-31-11	9-30-11
Residential properties — homebuilder	$41	$48	$(7)	$(2)	$4	$23	$28
Marine and RV floor plan	81	92	(11)	2	3	45	38
Commercial lease financing (a)	1,669	1,728	(59)	(2)	—	7	9

Total commercial loans	1,791	1,868	(77)	(2)	7	75	75
Home equity — Other	535	565	(30)	9	8	12	12
Marine	1,766	1,871	(105)	14	11	31	32
RV and other consumer	125	131	(6)	1	1	1	—

Total consumer loans	2,426	2,567	(141)	24	20	44	44

Total exit loans in loan portfolio	$4,217	$4,435	$(218)	$22	$27	$119	$119

Discontinued operations — education lending business (not included in exit loans above) (b)	$5,812	$5,984	$(172)	$25	$31	$23	$22

(a)	Includes the business aviation, commercial vehicle, office products, construction and industrial leases, and Canadian lease financing portfolios; and all remaining balances related to lease in, lease out; sale in, sale out; service contract leases; and qualified technological equipment leases.
(b)	Includes loans in Key’s consolidated education loan securitization trusts.

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

(c)	Credit amounts indicate recoveries exceeded charge-offs.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2011.

Capital Ratios

	12-31-11	9-30-11	6-30-11	3-31-11	12-31-10
Tier 1 common equity (a), (b)	11.28%	11.28%	11.14%	10.74%	9.34%
Tier 1 risk-based capital (a)	13.01	13.49	13.93	13.48	15.16
Total risk-based capital (a)	16.53	17.05	17.88	17.38	19.12
Tangible common equity to tangible assets (b)	9.88	9.82	9.67	9.16	8.19

(a)	12-31-11 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

As shown in the preceding table, at December 31, 2011, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.28% and 13.01%, respectively. In addition, the tangible common equity ratio was 9.88% at December 31, 2011.

The changes in Key’s outstanding common shares over the past five quarters are summarized in the following table.

Summary of Changes in Common Shares Outstanding

in thousands	4Q11	3Q11	2Q11	1Q11	4Q10
Shares outstanding at beginning of period	952,808	953,822	953,926	880,608	880,328
Common shares issued	—	—	—	70,621	—
Shares reissued (returned) under employee benefit plans	200	(1,014)	(104)	2,697	280

Shares outstanding at end of period	953,008	952,808	953,822	953,926	880,608

During the first quarter of 2011, Key successfully completed a $625 million common equity offering and a $1 billion debt offering. The proceeds from these offerings, along with other available funds, were used to repurchase the $2.5 billion of Fixed-Rate Perpetual Preferred Stock, Series B issued to the U.S. Treasury Department as a result of Key’s participation in the U.S. Treasury’s Capital Purchase Program.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. The specific lines of business that comprise each of the major business segments are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business segment and its respective lines of business, see the tables at the end of this release.

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Major Business Segments

				Percent change 4Q11 vs.
dollars in millions	4Q11	3Q11	4Q10	3Q11	4Q10
Revenue from continuing operations (TE)
Key Community Bank	$546	$565	$597	(3.4)%	(8.5)%
Key Corporate Bank	411	368	434	11.7	(5.3)
Other Segments	46	105	112	(56.2)	(58.9)

Total Segments	1,003	1,038	1,143	(3.4)	(12.2)
Reconciling Items	(26)	—	18	N/M	(244.4)

Total	$977	$1,038	$1,161	(5.9)%	(15.8)%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$40	$58	$58	(31.0)%	(31.0)%
Key Corporate Bank	156	122	289	27.9	(46.0)
Other Segments	24	55	3	(56.4)	700.0

Total Segments	220	235	350	(6.4)	(37.1)
Reconciling Items	(13)	(1)	(17)	N/M	N/M

Total	$207	$234	$333	(11.5)%	(37.8)%

TE = Taxable Equivalent, N/M = Not Meaningful

Key Community Bank

				Percent change 4Q11 vs.
dollars in millions	4Q11	3Q11	4Q10	3Q11	4Q10
Summary of operations
Net interest income (TE)	$365	$371	$394	(1.6)%	(7.4)%
Noninterest income	181	194	203	(6.7)	(10.8)

Total revenue (TE)	546	565	597	(3.4)	(8.5)
Provision (credit) for loan and lease losses	30	39	74	(23.1)	(59.5)
Noninterest expense	477	456	457	4.6	4.4

Income (loss) before income taxes (TE)	39	70	66	(44.3)	(40.9)
Allocated income taxes and TE adjustments	(1)	12	8	(108.3)	(112.5)

Net income (loss) attributable to Key	$40	$58	$58	(31.0)%	(31.0)%

Average balances
Loans and leases	$26,406	$26,270	$26,436	.5%	(.1)%
Total assets	29,867	29,681	29,830	.6	.1
Deposits	48,076	47,672	48,124	.8	(.1)
Assets under management at period end	$17,938	$17,195	$18,788	4.3%	(4.5)%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Community Bank Data

				Percent change 4Q11 vs.
dollars in millions	4Q11	3Q11	4Q10	3Q11	4Q10
Average deposit balances
NOW and money market deposit accounts	$22,524	$21,967	$20,513	2.5%	9.8%
Savings deposits	1,959	1,971	1,863	(.6)	5.2
Certificates of deposit ($100,000 or more)	3,639	3,862	4,885	(5.8)	(25.5)
Other time deposits	6,491	6,928	8,638	(6.3)	(24.9)
Deposits in foreign office	393	336	421	17.0	(6.7)
Noninterest-bearing deposits	13,070	12,608	11,804	3.7	10.7

Total deposits	$48,076	$47,672	$48,124	.8%	(.1)%

Home equity loans
Average balance	$9,280	$9,388	$9,582
Weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	53	53	53

Other data
Branches	1,058	1,063	1,033
Automated teller machines	1,579	1,584	1,531

Key Community Bank Summary of Operations

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Key Community Bank recorded net income attributable to Key of $40 million for the fourth quarter of 2011, compared to net income attributable to Key of $58 million for the year-ago quarter.

Taxable-equivalent net interest income declined by $29 million, or 7%, from the fourth quarter of 2010. Average loans and leases and average deposits were essentially even with the level one year ago; however, given the continued low rate environment the value derived from these assets and deposits was less in the current period.

Noninterest income decreased by $22 million, or 11%, from the year-ago quarter. Electronic banking fees declined $13 million as a result of new government pricing controls on debit transactions which were effective October 1, 2011. Investment banking and capital markets income also decreased $5 million from one year ago.

The provision for loan and lease losses declined by $44 million, or 59%, compared to the fourth quarter of 2010 due to lower net charge-offs and nonperforming loans from the same period one year ago. Net charge-offs were $71 million for the fourth quarter of 2011, down $44 million from the $115 million incurred in the same period one year ago. Nonperforming loans declined to $415 million at December 31, 2011, down $82 million from one year ago.

Noninterest expense increased by $20 million, or 4%, from the year-ago quarter. Personnel expense increased $17 million and real estate costs associated with investments in Key’s branch network increased $18 million. These increases were partially offset by a reduction in FDIC deposit insurance premiums of $18 million from one year ago.

Key Corporate Bank

				Percent change 4Q11 vs.
dollars in millions	4Q11	3Q11	4Q10	3Q11	4Q10
Summary of operations
Net interest income (TE)	$175	$170	$204	2.9%	(14.2)%
Noninterest income	236	198	230	19.2	2.6

Total revenue (TE)	411	368	434	11.7	(5.3)
Provision (credit) for loan and lease losses	(61)	(40)	(263)	N/M	N/M
Noninterest expense	227	216	240	5.1	(5.4)

Income (loss) before income taxes (TE)	245	192	457	27.6	(46.4)
Allocated income taxes and TE adjustments	89	70	168	27.1	(47.0)

Net income (loss) attributable to Key	$156	$122	$289	27.9%	(46.0)%

Average balances
Loans and leases	$17,783	$16,985	$18,602	4.7%	(4.4)%
Loans held for sale	356	273	253	30.4	40.7
Total assets	21,810	21,168	22,607	3.0	(3.5)
Deposits	11,162	10,544	12,766	5.9	(12.6)
Assets under management at period end	$31,603	$34,389	$41,027	(8.1)%	(23.0)%

TE = Taxable Equivalent, N/M = Not Meaningful

Key Corporate Bank Summary of Operations

Key Corporate Bank recorded net income attributable to Key of $156 million for the fourth quarter of 2011, compared to net income attributable to Key of $289 million for the same period one year ago. This decrease was primarily driven by a $202 million reduction in a credit to the provision for loan and lease losses compared to the same period one year ago.

Taxable-equivalent net interest income decreased by $29 million, or 14%, compared to the fourth quarter of 2010, due to lower average deposits and average earning assets. Average deposits declined by $1.6 billion, or 13%, from one year ago primarily because Key moved $1.5 billion in escrow balances out of the Real Estate Capital line of business to a third party in

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

the first quarter of 2011. Average earning assets decreased by $969 million, or 5%, from the year-ago quarter, while lower levels of nonperforming assets and better pricing helped to partially offset volume-related declines.

Noninterest income increased by $6 million, or 3%, from the fourth quarter of 2010. Other income increased $22 million as a result of gains on the disposition of certain investments held by the Real Estate Capital line of business. This increase was partially offset by decreases in operating lease income of $8 million, investment banking and capital markets income of $5 million and trust and investment services income of $4 million.

The provision for loan and lease losses in the fourth quarter of 2011 was a credit of $61 million compared to a credit of $263 million for the same period one year ago. Key Corporate Bank continued to experience improved asset quality for the ninth quarter in a row. Net charge-offs were $12 million for the fourth quarter of 2011, down $49 million from the $61 million incurred in the same period one year ago. Nonperforming loans declined to $294 million at December 31, 2011, down $281 million from one year ago.

Noninterest expense decreased by $13 million, or 5%, from the fourth quarter of 2010. Contributing to the improvement in expense levels were decreases in various miscellaneous expense items of $22 million, operating lease expense of $6 million, and business services and professional fees of $4 million from the year-ago quarter. These improvements were partially offset by an increase in personnel expense of $12 million. In addition, the fourth quarter reflected a credit to the provision for losses on lending-related commitments of $10 million compared to a credit of $18 million for the same period one year ago.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit and various exit portfolios. Other Segments generated net income attributable to Key of $24 million for the fourth quarter of 2011, compared to net income attributable to Key of $3 million for the same period last year. These results were primarily attributable to a decrease in the provision for loan and lease losses of $81 million in the exit portfolio partially offset by decreases in various miscellaneous income items of $41 million and net interest income of $12 million.

Line of Business Descriptions

Key Community Bank

Regional Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans. This line of business also provides small businesses with deposit, investment and credit products, and business advisory services.

Regional Banking also offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, trust, portfolio management, insurance, charitable giving and related needs.

Commercial Banking provides midsize businesses with products and services that include commercial lending, cash management, equipment leasing, investment and employee benefit programs, succession planning, access to capital markets, derivatives and foreign exchange.

Key Corporate Bank

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Real Estate Capital and Corporate Banking Services consists of two business units, Real Estate Capital and Corporate Banking Services.

Real Estate Capital is a national business that provides construction and interim lending, permanent debt placements and servicing, equity and investment banking, and other commercial banking products and services to developers, brokers and owner-investors. This unit deals primarily with nonowner-occupied properties (i.e., generally properties in which at least 50% of the debt service is provided by rental income from nonaffiliated third parties). Real Estate Capital emphasizes providing clients with finance solutions through access to the capital markets.

Corporate Banking Services provides cash management, interest rate derivatives, and foreign exchange products and services to clients served by both the Key Community Bank and Key Corporate Bank groups. Through its Public Sector and Financial Institutions businesses, Corporate Banking Services also provides a full array of commercial banking products and services to government and not-for-profit entities and community banks. A variety of cash management services are provided through the Global Treasury Management unit.

Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Institutional and Capital Markets and Commercial Banking) if those businesses are principally responsible for maintaining the relationship with the client.

Institutional and Capital Markets, through its KeyBanc Capital Markets unit, provides commercial lending, treasury management, investment banking, derivatives, foreign exchange, equity and debt underwriting and trading, and syndicated finance products and services to large corporations and middle-market companies.

Institutional and Capital Markets, through its Victory Capital Management unit, also manages or offers advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

Key traces its history back more than 160 years and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key has assets of approximately $89 billion at December 31, 2011.

Key provides deposit, lending, cash management and investment services to individuals and small businesses in 14 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name.

For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Tuesday, January 24, 2012. An audio replay of the call will be available through January 31, 2012.

For up-to-date company information, media contacts and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011, which have been filed with the Securities and Exchange Commission and are available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

*****

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	12-31-11	9-30-11	12-31-10
Summary of operations
Net interest income (TE)	$563	$555	$635
Noninterest income	414	483	526

Total revenue (TE)	977	1,038	1,161
Provision (credit) for loan and lease losses	(22)	10	(97)
Noninterest expense	717	692	744
Income (loss) from continuing operations attributable to Key	207	234	333
Income (loss) from discontinued operations, net of taxes (b)	(7)	(17)	(13)
Net income (loss) attributable to Key	200	217	320

Income (loss) from continuing operations attributable to Key common shareholders	$201	$229	$292
Income (loss) from discontinued operations, net of taxes (b)	(7)	(17)	(13)
Net income (loss) attributable to Key common shareholders	194	212	279

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.21	$.24	$.33
Income (loss) from discontinued operations, net of taxes (b)	(.01)	(.02)	(.02)
Net income (loss) attributable to Key common shareholders	.20	.22	.32

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.21	.24	.33
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	(.01)	(.02)	(.02)
Net income (loss) attributable to Key common shareholders — assuming dilution	.20	.22	.32

Cash dividends paid	.03	.03	.01
Book value at period end	10.09	10.09	9.52
Tangible book value at period end	9.11	9.10	8.45
Market price at period end	7.69	5.93	8.85

Performance ratios
From continuing operations:
Return on average total assets	1.01%	1.14%	1.53%
Return on average common equity	8.26	9.52	13.71
Net interest margin (TE)	3.13	3.09	3.31

From consolidated operations:
Return on average total assets	.91%	.98%	1.36%
Return on average common equity	7.97	8.82	13.10
Net interest margin (TE)	3.04	3.02	3.22
Loan to deposit (d)	87.00	85.71	90.30

Capital ratios at period end
Key shareholders’ equity to assets	11.16%	11.09%	12.10%
Tangible Key shareholders’ equity to tangible assets	10.21	10.15	11.20
Tangible common equity to tangible assets (a)	9.88	9.82	8.19
Tier 1 common equity (a), (c)	11.28	11.28	9.34
Tier 1 risk-based capital (c)	13.01	13.49	15.16
Total risk-based capital (c)	16.53	17.05	19.12
Leverage (c)	11.70	11.93	13.02

Asset quality — from continuing operations
Net loan charge-offs	$105	$109	$256
Net loan charge-offs to average loans	.86%	.90%	2.00%
Allowance for loan and lease losses	$1,004	$1,131	$1,604
Allowance for credit losses	1,049	1,187	1,677
Allowance for loan and lease losses to period-end loans	2.03%	2.35%	3.20%
Allowance for credit losses to period-end loans	2.12	2.46	3.35
Allowance for loan and lease losses to nonperforming loans	138.10	143.53	150.19
Allowance for credit losses to nonperforming loans	144.29	150.63	157.02
Nonperforming loans at period end	$727	$788	$1,068
Nonperforming assets at period end	859	914	1,338
Nonperforming loans to period-end portfolio loans	1.47%	1.64%	2.13%
Nonperforming assets to period-end portfolio loans plus
OREO and other nonperforming assets	1.73	1.89	2.66

Trust and brokerage assets
Assets under management	$49,541	$51,584	$59,815
Nonmanaged and brokerage assets	30,639	28,007	28,069

Other data
Average full-time equivalent employees	15,381	15,490	15,424
Branches	1,058	1,063	1,033

Taxable-equivalent adjustment	$6	$6	$6

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Twelve months ended
	12-31-11	12-31-10
Summary of operations
Net interest income (TE)	$2,292	$2,537
Noninterest income	1,808	1,954

Total revenue (TE)	4,100	4,491
Provision (credit) for loan and lease losses	(60)	638
Noninterest expense	2,790	3,034
Income (loss) from continuing operations attributable to Key	964	577
Income (loss) from discontinued operations, net of taxes (b)	(44)	(23)
Net income (loss) attributable to Key	920	554

Income (loss) from continuing operations attributable to Key common shareholders	$857	$413
Income (loss) from discontinued operations, net of taxes (b)	(44)	(23)
Net income (loss) attributable to Key common shareholders	813	390

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.92	$.47
Income (loss) from discontinued operations, net of taxes (b)	(.05)	(.03)
Net income (loss) attributable to Key common shareholders	.87	.45

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.92	.47
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	(.05)	(.03)
Net income (loss) attributable to Key common shareholders — assuming dilution	.87	.44

Cash dividends paid	.10	.04

Performance ratios
From continuing operations:
Return on average total assets	1.17%	.66%
Return on average common equity	9.26	5.06
Net interest margin (TE)	3.16	3.26

From consolidated operations:
Return on average total assets	1.04%	.59%
Return on average common equity	8.79	4.78
Net interest margin (TE)	3.09	3.16

Asset quality — from continuing operations
Net loan charge-offs	$541	$1,570
Net loan charge-offs to average loans	1.11%	2.91%

Other data
Average full-time equivalent employees	15,381	15,610

Taxable-equivalent adjustment	$25	$26

(a)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)	In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(c)	12-31-11 ratio is estimated.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts) divided by period-end consolidated total deposits (excluding deposits in foreign office).

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

GAAP to Non-GAAP Reconciliations

(dollars in millions, except per share amounts)

The table below presents the computations of certain financial measures related to “tangible common equity,” “Tier 1 common equity” and “pre-provision net revenue.” The tangible common equity ratio has become a focus of some investors, and management believes that this ratio may assist investors in analyzing Key’s capital position absent the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and composition of capital, the calculation of which is prescribed in federal banking regulations. As a result of the Supervisory Capital Assessment Program, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 capital, known as Tier 1 common equity. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 capital less preferred stock, qualifying capital securities and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 capital, such a focus is consistent with existing capital adequacy guidelines and does not imply a new or ongoing capital standard. Because Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations, this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to provide investors the ability to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, and to ensure that Key’s performance is properly reflected to facilitate period-to-period comparisons. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	12-31-11	9-30-11	12-31-10
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$9,905	$9,901	$11,117
Less: Intangible assets	934	935	938
Preferred Stock, Series B	—	—	2,446
Preferred Stock, Series A	291	291	291

Tangible common equity (non-GAAP)	$8,680	$8,675	$7,442

Total assets (GAAP)	$88,785	$89,262	$91,843
Less: Intangible assets	934	935	938

Tangible assets (non-GAAP)	$87,851	$88,327	$90,905

Tangible common equity to tangible assets ratio (non-GAAP)	9.88%	9.82%	8.19%

Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$9,905	$9,901	$11,117
Qualifying capital securities	1,046	1,377	1,791
Less: Goodwill	917	917	917
Accumulated other comprehensive income (loss) (a)	(72)	88	(66)
Other assets (b)	72	72	248

Total Tier 1 capital (regulatory)	10,034	10,201	11,809
Less: Qualifying capital securities	1,046	1,377	1,791
Preferred Stock, Series B	—	—	2,446
Preferred Stock, Series A	291	291	291

Total Tier 1 common equity (non-GAAP)	$8,697	$8,533	$7,281

Net risk-weighted assets (regulatory) (b), (c)	$77,125	$75,643	$77,921

Tier 1 common equity ratio (non-GAAP) (c)	11.28%	11.28%	9.34%

Pre-provision net revenue
Net interest income (GAAP)	$557	$549	$629
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income	414	483	526
Less: Noninterest expense	717	692	744

Pre-provision net revenue from continuing operations (non-GAAP)	$260	$346	$417

(a)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the December 31, 2006 adoption and subsequent application of the applicable accounting guidance for defined benefit and other postretirement plans.
(b)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed deferred tax assets of $158 million at December 31, 2010, disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at December 31, 2011 and September 30, 2011.
(c)	12-31-11 amount is estimated.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Consolidated Balance Sheets

(dollars in millions)

	12-31-11	9-30-11	12-31-10
Assets
Loans	$49,575	$48,195	$50,107
Loans held for sale	728	479	467
Securities available for sale	16,012	17,612	21,933
Held-to-maturity securities	2,109	1,176	17
Trading account assets	623	729	985
Short-term investments	3,519	4,766	1,344
Other investments	1,163	1,210	1,358

Total earning assets	73,729	74,167	76,211
Allowance for loan and lease losses	(1,004)	(1,131)	(1,604)
Cash and due from banks	694	828	278
Premises and equipment	944	924	908
Operating lease assets	350	393	509
Goodwill	917	917	917
Other intangible assets	17	18	21
Corporate-owned life insurance	3,256	3,227	3,167
Derivative assets	945	940	1,006
Accrued income and other assets	3,077	2,946	3,876
Discontinued assets	5,860	6,033	6,554

Total assets	$88,785	$89,262	$91,843

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$27,954	$27,548	$27,066
Savings deposits	1,962	1,968	1,879
Certificates of deposit ($100,000 or more)	4,111	4,457	5,862
Other time deposits	6,243	6,695	8,245

Total interest-bearing deposits	40,270	40,668	43,052
Noninterest-bearing deposits	21,098	19,803	16,653
Deposits in foreign office — interest-bearing	588	561	905

Total deposits	61,956	61,032	60,610
Federal funds purchased and securities sold under repurchase agreements	1,711	1,728	2,045
Bank notes and other short-term borrowings	337	519	1,151
Derivative liabilities	1,026	1,141	1,142
Accrued expense and other liabilities	1,763	1,556	1,931
Long-term debt	9,520	10,717	10,592
Discontinued liabilities	2,550	2,651	2,998

Total liabilities	78,863	79,344	80,469

Equity
Preferred stock, Series A	291	291	291
Preferred stock, Series B	—	—	2,446
Common shares	1,017	1,017	946
Common stock warrant	—	—	87
Capital surplus	4,194	4,191	3,711
Retained earnings	6,246	6,079	5,557
Treasury stock, at cost	(1,815)	(1,820)	(1,904)
Accumulated other comprehensive income (loss)	(28)	143	(17)

Key shareholders’ equity	9,905	9,901	11,117
Noncontrolling interests	17	17	257

Total equity	9,922	9,918	11,374

Total liabilities and equity	$88,785	$89,262	$91,843

Common shares outstanding (000)	953,008	952,808	880,608

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Twelve months ended
	12-31-11	9-30-11	12-31-10	12-31-11	12-31-10
Interest income
Loans	$542	$543	$617	$2,206	$2,653
Loans held for sale	4	3	4	14	17
Securities available for sale	128	140	170	583	644
Held-to-maturity securities	9	2	—	12	2
Trading account assets	5	5	8	26	37
Short-term investments	1	3	1	6	6
Other investments	9	9	11	42	49

Total interest income	698	705	811	2,889	3,408

Interest expense
Deposits	85	95	124	390	671
Federal funds purchased and securities sold under repurchase agreements	1	1	2	5	6
Bank notes and other short-term borrowings	2	3	3	11	14
Long-term debt	53	57	53	216	206

Total interest expense	141	156	182	622	897

Net interest income	557	549	629	2,267	2,511
Provision (credit) for loan and lease losses	(22)	10	(97)	(60)	638

Net interest income (expense) after provision for loan and lease losses	579	539	726	2,327	1,873

Noninterest income
Trust and investment services income	104	107	108	434	444
Service charges on deposit accounts	70	74	70	281	301
Operating lease income	25	30	42	122	173
Letter of credit and loan fees	56	55	51	213	194
Corporate-owned life insurance income	35	31	42	121	137
Net securities gains (losses) (a)	—	—	12	1	14
Electronic banking fees	18	33	31	114	117
Gains on leased equipment	9	7	6	25	20
Insurance income	11	13	12	53	64
Net gains (losses) from loan sales	27	18	29	75	76
Net gains (losses) from principal investing	(8)	34	(6)	78	66
Investment banking and capital markets income (loss)	24	25	63	134	145
Other income	43	56	66	157	203

Total noninterest income	414	483	526	1,808	1,954

Noninterest expense
Personnel	387	382	365	1,520	1,471
Net occupancy	66	65	70	258	270
Operating lease expense	18	23	28	94	142
Computer processing	42	40	45	166	185
Business services and professional fees	57	47	56	186	176
FDIC assessment	7	7	27	52	124
OREO expense, net	5	1	10	13	68
Equipment	25	26	26	103	100
Marketing	24	16	22	60	72
Provision (credit) for losses on lending-related commitments	(11)	(1)	(26)	(28)	(48)
Other expense	97	86	121	366	474

Total noninterest expense	717	692	744	2,790	3,034

Income (loss) from continuing operations before income taxes	276	330	508	1,345	793
Income taxes	69	95	172	369	186

Income (loss) from continuing operations	207	235	336	976	607
Income (loss) from discontinued operations, net of taxes	(7)	(17)	(13)	(44)	(23)

Net income (loss)	200	218	323	932	584
Less: Net income (loss) attributable to noncontrolling interests	—	1	3	12	30

Net income (loss) attributable to Key	$200	$217	$320	$920	$554

Income (loss) from continuing operations attributable to Key common shareholders	$201	$229	$292	$857	$413
Net income (loss) attributable to Key common shareholders	194	212	279	813	390

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.21	$.24	$.33	$.92	$.47
Income (loss) from discontinued operations, net of taxes	(.01)	(.02)	(.02)	(.05)	(.03)
Net income (loss) attributable to Key common shareholders	.20	.22	.32	.87	.45

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.21	$.24	$.33	$.92	$.47
Income (loss) from discontinued operations, net of taxes	(.01)	(.02)	(.02)	(.05)	(.03)
Net income (loss) attributable to Key common shareholders	.20	.22	.32	.87	.44

Cash dividends declared per common share	$.03	$.03	$.01	$.10	$.04

Weighted-average common shares outstanding (000)	948,658	948,702	875,501	931,934	874,748
Weighted-average common shares and potential common shares outstanding (000) (b)	951,684	950,686	900,263	935,801	878,153

(a)	For the three months ended December 31, 2011, September 30, 2011, and December 31, 2010, Key did not have any impairment losses related to securities.
(b)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Fourth Quarter 2011			Third Quarter 2011			Fourth Quarter 2010
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$18,323	$179	3.88%	$17,381	$175	3.98%	$16,562	$189	4.51%
Real estate — commercial mortgage	8,090	92	4.48	7,978	89	4.47	9,514	117	4.89
Real estate — construction	1,380	16	4.68	1,545	18	4.46	2,531	26	4.15
Commercial lease financing	5,982	69	4.62	6,045	72	4.80	6,484	82	5.08

Total commercial loans	33,775	356	4.19	32,949	354	4.27	35,091	414	4.69
Real estate — residential mortgage	1,918	24	5.15	1,853	25	5.23	1,837	25	5.43
Home equity:
Key Community Bank	9,280	96	4.10	9,388	97	4.12	9,583	101	4.16
Other	553	11	7.68	582	11	7.69	686	13	7.58

Total home equity loans	9,833	107	4.30	9,970	108	4.33	10,269	114	4.39
Consumer other — Key Community Bank	1,191	30	9.62	1,169	28	9.60	1,170	30	10.38
Consumer other:
Marine	1,820	29	6.35	1,928	30	6.29	2,295	36	6.30
Other	127	2	7.87	139	3	7.89	167	3	7.98

Total consumer other	1,947	31	6.44	2,067	33	6.40	2,462	39	6.41

Total consumer loans	14,889	192	5.12	15,059	194	5.14	15,738	208	5.27

Total loans	48,664	548	4.47	48,008	548	4.54	50,829	622	4.87
Loans held for sale	440	4	3.36	341	3	3.75	403	4	3.16
Securities available for sale (b), (e)	16,790	128	3.16	18,165	141	3.16	21,257	171	3.27
Held-to-maturity securities (b)	1,648	9	2.12	354	2	2.59	17	—	11.92
Trading account assets	736	5	2.72	869	5	2.45	967	8	3.22
Short-term investments	2,929	1	.26	3,348	3	.25	2,521	1	.22
Other investments (e)	1,181	9	2.98	1,190	9	2.94	1,400	11	2.86

Total earning assets	72,388	704	3.90	72,275	711	3.93	77,394	817	4.22
Allowance for loan and lease losses	(1,057)			(1,176)			(1,789)
Accrued income and other assets	9,942			10,360			11,025
Discontinued assets — education lending business	5,912			6,079			6,674

Total assets	$87,185			$87,538			$93,304

Liabilities
NOW and money market deposit accounts	$27,722	15	.22	$26,917	18	.26	$27,047	21	.30
Savings deposits	1,964	—	.06	1,980	—	.06	1,873	—	.06
Certificates of deposit ($100,000 or more) (f)	4,275	32	2.97	4,762	36	3.03	6,341	49	3.05
Other time deposits	6,505	37	2.24	6,942	40	2.28	8,664	53	2.43
Deposits in foreign office	650	1	.25	675	1	.28	1,228	1	.32

Total interest-bearing deposits	41,116	85	.82	41,276	95	.91	45,153	124	1.09
Federal funds purchased and securities sold under repurchase agreements	1,747	1	.25	1,724	1	.28	2,236	2	.31
Bank notes and other short-term borrowings	471	2	1.87	598	3	1.85	480	3	2.77
Long-term debt (f), (g)	7,020	53	3.21	7,777	57	3.14	7,525	53	3.02

Total interest-bearing liabilities	50,354	141	1.12	51,375	156	1.21	55,394	182	1.31

Noninterest-bearing deposits	18,464			17,624			16,841
Accrued expense and other liabilities	2,496			2,612			2,965
Discontinued liabilities — education lending business (d), (g)	5,912			6,079			6,674

Total liabilities	77,226			77,690			81,874

Equity
Key shareholders’ equity	9,943			9,831			11,183
Noncontrolling interests	16			17			247

Total equity	9,959			9,848			11,430

Total liabilities and equity	$87,185			$87,538			$93,304

Interest rate spread (TE)			2.78%			2.72%			2.91%

Net interest income (TE) and net interest margin (TE)		563	3.13%		555	3.09%		635	3.31%

TE adjustment (b)		6			6			6

Net interest income, GAAP basis		$557			$549			$629

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Twelve months ended December 31, 2011			Twelve months ended December 31, 2010
	Average Balance	Interest(a)	Yield/Rate(a)	Average Balance	Interest(a)	Yield/Rate(a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$17,240	$702	4.07%	$17,500	$813	4.64%
Real estate — commercial mortgage	8,437	380	4.50	10,027	491	4.90
Real estate — construction	1,677	73	4.36	3,495	149	4.26
Commercial lease financing	6,113	296	4.85	6,754	352	5.21

Total commercial loans	33,467	1,451	4.34	37,776	1,805	4.78
Real estate — residential mortgage	1,850	97	5.25	1,828	102	5.57
Home equity:
Key Community Bank	9,390	387	4.12	9,773	411	4.20
Other	598	46	7.66	751	57	7.59

Total home equity loans	9,988	433	4.34	10,524	468	4.45
Consumer other — Key Community Bank	1,167	113	9.62	1,158	132	11.44
Consumer other:
Marine	1,992	125	6.28	2,497	155	6.23
Other	142	11	7.87	188	15	7.87

Total consumer other	2,134	136	6.38	2,685	170	6.34

Total consumer loans	15,139	779	5.14	16,195	872	5.39

Total loans	48,606	2,230	4.59	53,971	2,677	4.96
Loans held for sale	387	14	3.58	453	17	3.62
Securities available for sale (b), (e)	18,766	584	3.20	18,800	646	3.50
Held-to-maturity securities (b)	514	12	2.35	20	2	10.56
Trading account assets	878	26	2.97	1,068	37	3.47
Short-term investments	2,543	6	.25	2,684	6	.24
Other investments (e)	1,264	42	3.14	1,442	49	3.08

Total earning assets	72,958	2,914	4.02	78,438	3,434	4.39
Allowance for loan and lease losses	(1,250)			(2,207)
Accrued income and other assets	10,385			11,243
Discontinued assets — education lending business	6,203			6,677

Total assets	$88,296			$94,151

Liabilities
NOW and money market deposit accounts	$27,001	71	.26	$25,712	91	.35
Savings deposits	1,958	1	.06	1,867	1	.06
Certificates of deposit ($100,000 or more) (f)	4,931	149	3.02	8,486	275	3.24
Other time deposits	7,185	166	2.31	10,545	301	2.86
Deposits in foreign office	807	3	.30	926	3	.34

Total interest-bearing deposits	41,882	390	.93	47,536	671	1.41
Federal funds purchased and securities sold under repurchase agreements	1,981	5	.27	2,044	6	.31
Bank notes and other short-term borrowings	619	11	1.84	545	14	2.63
Long-term debt (f), (g)	7,293	216	3.18	7,211	206	3.09

Total interest-bearing liabilities	51,775	622	1.21	57,336	897	1.58

Noninterest-bearing deposits	17,381			15,856
Accrued expense and other liabilities	2,687			3,131
Discontinued liabilities — education lending business (d), (g)	6,203			6,677

Total liabilities	78,046			83,000

Equity
Key shareholders’ equity	10,133			10,895
Noncontrolling interests	117			256

Total equity	10,250			11,151

Total liabilities and equity	$88,296			$94,151

Interest rate spread (TE)			2.81%			2.81%

Net interest income (TE) and net interest margin (TE)		2,292	3.16%		2,537	3.26%

TE adjustment (b)		25			26

Net interest income, GAAP basis		$2,267			$2,511

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Noninterest Income
(in millions)

	Three months ended			Twelve months ended
	12-31-11	9-30-11	12-31-10	12-31-11	12-31-10
Trust and investment services income (a)	$104	$107	$108	$434	$444
Service charges on deposit accounts	70	74	70	281	301
Operating lease income	25	30	42	122	173
Letter of credit and loan fees	56	55	51	213	194
Corporate-owned life insurance income	35	31	42	121	137
Net securities gains (losses)	—	—	12	1	14
Electronic banking fees	18	33	31	114	117
Gains on leased equipment	9	7	6	25	20
Insurance income	11	13	12	53	64
Net gains (losses) from loan sales	27	18	29	75	76
Net gains (losses) from principal investing	(8)	34	(6)	78	66
Investment banking and capital markets income (loss) (a)	24	25	63	134	145
Other income	43	56	66	157	203

Total noninterest income	$414	$483	$526	$1,808	$1,954

(a) Additional detail provided in tables below.

Trust and Investment Services Income
(in millions)

	Three months ended			Twelve months ended
	12-31-11	9-30-11	12-31-10	12-31-11	12-31-10
Brokerage commissions and fee income	$33	$34	$32	$132	$134
Personal asset management and custody fees	38	37	38	153	149
Institutional asset management and custody fees	33	36	38	149	161

Total trust and investment services income	$104	$107	$108	$434	$444

Investment Banking and Capital Markets Income (Loss)
(in millions)

	Three months ended			Twelve months ended
	12-31-11	9-30-11	12-31-10	12-31-11	12-31-10
Investment banking income	$25	$16	$33	$92	$112
Income (loss) from other investments	3	6	—	21	6
Dealer trading and derivatives income (loss)	(15)	(8)	18	(22)	(16)
Foreign exchange income	11	11	12	43	43

Total investment banking and capital markets income (loss)	$24	$25	$63	$134	$145

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Noninterest Expense
(dollars in millions)

	Three months ended			Twelve months ended
	12-31-11	9-30-11	12-31-10	12-31-11	12-31-10
Personnel (a)	$387	$382	$365	$1,520	$1,471
Net occupancy	66	65	70	258	270
Operating lease expense	18	23	28	94	142
Computer processing	42	40	45	166	185
Business services and professional fees	57	47	56	186	176
FDIC assessment	7	7	27	52	124
OREO expense, net	5	1	10	13	68
Equipment	25	26	26	103	100
Marketing	24	16	22	60	72
Provision (credit) for losses on lending-related commitments	(11)	(1)	(26)	(28)	(48)
Other expense	97	86	121	366	474

Total noninterest expense	$717	$692	$744	$2,790	$3,034

Average full-time equivalent employees (b)	15,381	15,490	15,424	15,381	15,610

(a) Additional detail provided in table below.
(b) The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Twelve months ended
	12-31-11	9-30-11	12-31-10	12-31-11	12-31-10
Salaries	$234	$233	$232	$919	$913
Incentive compensation	82	78	85	306	266
Employee benefits	55	54	34	229	224
Stock-based compensation	13	11	11	45	52
Severance	3	6	3	21	16

Total personnel expense	$387	$382	$365	$1,520	$1,471

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Loan Composition
(dollars in millions)
				Percent change 12-31-11 vs.
	12-31-11	9-30-11	12-31-10	9-30-11	12-31-10
Commercial, financial and agricultural	$19,378	$17,848	$16,441	8.6%	17.9%
Commercial real estate:
Commercial mortgage	8,037	7,958	9,502	1.0	(15.4)
Construction	1,312	1,456	2,106	(9.9)	(37.7)

Total commercial real estate loans	9,349	9,414	11,608	(.7)	(19.5)
Commercial lease financing	6,055	5,957	6,471	1.6	(6.4)

Total commercial loans	34,782	33,219	34,520	4.7	.8
Residential — prime loans:
Real estate — residential mortgage	1,946	1,875	1,844	3.8	5.5
Home equity:
Key Community Bank	9,229	9,347	9,514	(1.3)	(3.0)
Other	535	565	666	(5.3)	(19.7)

Total home equity loans	9,764	9,912	10,180	(1.5)	(4.1)

Total residential — prime loans	11,710	11,787	12,024	(.7)	(2.6)
Consumer other — Key Community Bank	1,192	1,187	1,167	.4	2.1
Consumer other:
Marine	1,766	1,871	2,234	(5.6)	(20.9)
Other	125	131	162	(4.6)	(22.8)

Total consumer — indirect loans	1,891	2,002	2,396	(5.5)	(21.1)

Total consumer loans	14,793	14,976	15,587	(1.2)	(5.1)

Total loans (a)	$49,575	$48,195	$50,107	2.9%	(1.1)%

Loans Held for Sale Composition
(dollars in millions)

				Percent change 12-31-11 vs.
	12-31-11	9-30-11	12-31-10	9-30-11	12-31-10
Commercial, financial and agricultural	$19	$29	$196	(34.5)%	(90.3)%
Real estate — commercial mortgage	567	325	118	74.5	380.5
Real estate — construction	35	20	35	75.0	—
Commercial lease financing	12	26	8	(53.8)	50.0
Real estate — residential mortgage	95	79	110	20.3	(13.6)

Total loans held for sale (b)	$728	$479	$467	52.0%	55.9%

Summary of Changes in Loans Held for Sale
(dollars in millions)

	4Q11	3Q11	2Q11	1Q11	4Q10
Balance at beginning of period	$479	$381	$426	$467	$637
New originations	1,235	853	914	980	1,053
Transfers from held to maturity, net	19	23	16	32	—
Loan sales	(932)	(759)	(1,039)	(991)	(1,174)
Loan draws (payments), net	(72)	1	73	(62)	(49)
Transfers to OREO / valuation adjustments	(1)	(20)	(9)	—	—

Balance at end of period	$728	$479	$381	$426	$467

(a)	Excluded at December 31, 2011, September 30, 2011, and December 31, 2010, are loans in the amount of $5.8 billion, $6.0 billion, and $6.5 billion, respectively, related to the discontinued operations of the education lending business.
(b)	Excluded at December 31, 2010, are loans held for sale in the amount of $15 million related to the discontinued operations of the education lending business. There were no loans held for sale in the discontinued operations of the education lending business at December 31, 2011, and September 30, 2011.

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Summary of Loan and Lease Loss Experience from Continuing Operations

(dollars in millions)

	Three months ended			Twelve months ended
	12-31-11	9-30-11	12-31-10	12-31-11	12-31-10
Average loans outstanding	$48,664	$48,008	$50,829	$48,606	$53,971

Allowance for loan and lease losses at beginning of period	$1,131	$1,230	$1,957	$1,604	$2,534
Loans charged off:
Commercial, financial and agricultural	45	31	104	169	565
Real estate — commercial mortgage	24	27	73	113	360
Real estate — construction	2	19	49	83	380

Total commercial real estate loans	26	46	122	196	740
Commercial lease financing	6	10	20	42	88

Total commercial loans	77	87	246	407	1,393
Real estate — residential mortgage	7	5	11	29	36
Home equity:
Key Community Bank	22	25	28	100	123
Other	10	9	13	45	62

Total home equity loans	32	34	41	145	185
Consumer other — Key Community Bank	11	11	16	45	64
Consumer other:
Marine	20	18	25	80	129
Other	2	2	4	9	15

Total consumer other	22	20	29	89	144

Total consumer loans	72	70	97	308	429

Total loans charged off	149	157	343	715	1,822
Recoveries:
Commercial, financial and agricultural	17	8	24	50	87

Real estate — commercial mortgage	1	2	21	10	30
Real estate — construction	8	11	21	27	44

Total commercial real estate loans	9	13	42	37	74
Commercial lease financing	6	8	8	25	25

Total commercial loans	32	29	74	112	186
Real estate — residential mortgage	—	1	—	3	2
Home equity:
Key Community Bank	2	7	2	11	7
Other	1	1	—	4	3

Total home equity loans	3	8	2	15	10
Consumer other — Key Community Bank	2	2	2	8	7
Consumer other:
Marine	6	7	8	32	43
Other	1	1	1	4	4

Total consumer other	7	8	9	36	47

Total consumer loans	12	19	13	62	66

Total recoveries	44	48	87	174	252

Net loan charge-offs	(105)	(109)	(256)	(541)	(1,570)
Provision (credit) for loan and lease losses	(22)	10	(97)	(60)	638
Foreign currency translation adjustment	—	—	—	1	2

Allowance for loan and lease losses at end of period	$1,004	$1,131	$1,604	$1,004	$1,604

Liability for credit losses on lending-related commitments at beginning of period	$56	$57	$99	$73	$121
Provision (credit) for losses on lending-related commitments	(11)	(1)	(26)	(28)	(48)

Liability for credit losses on lending-related commitments at end of period (a)	$45	$56	$73	$45	$73

Total allowance for credit losses at end of period	$1,049	$1,187	$1,677	$1,049	$1,677

Net loan charge-offs to average loans	.86%	.90%	2.00%	1.11%	2.91%
Allowance for loan and lease losses to period-end loans	2.03	2.35	3.20	2.03	3.20
Allowance for credit losses to period-end loans	2.12	2.46	3.35	2.12	3.35
Allowance for loan and lease losses to nonperforming loans	138.10	143.53	150.19	138.10	150.19
Allowance for credit losses to nonperforming loans	144.29	150.63	157.02	144.29	157.02
Discontinued operations — education lending business:
Loans charged off	$31	$34	$34	$138	$129
Recoveries	6	3	2	15	8

Net loan charge-offs	$(25)	$(31)	$(32)	$(123)	$(121)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	12-31-11	9-30-11	6-30-11	3-31-11	12-31-10
Commercial, financial and agricultural	$188	$188	$213	$221	$242

Real estate — commercial mortgage	218	237	230	245	255
Real estate — construction	54	93	131	146	241

Total commercial real estate loans	272	330	361	391	496
Commercial lease financing	27	31	41	42	64

Total commercial loans	487	549	615	654	802
Real estate — residential mortgage	87	88	79	84	98
Home equity:
Key Community Bank	108	102	101	99	102
Other	12	12	11	13	18

Total home equity loans	120	114	112	112	120
Consumer other — Key Community Bank	1	4	3	3	4
Consumer other:
Marine	31	32	32	31	42
Other	1	1	1	1	2

Total consumer other	32	33	33	32	44

Total consumer loans	240	239	227	231	266

Total nonperforming loans	727	788	842	885	1,068
Nonperforming loans held for sale	46	42	42	86	106
OREO	65	63	52	97	129
Other nonperforming assets	21	21	14	21	35

Total nonperforming assets	$859	$914	$950	$1,089	$1,338

Accruing loans past due 90 days or more	$164	$118	$118	$153	$239
Accruing loans past due 30 through 89 days	441	478	465	474	476
Restructured loans — accruing and nonaccruing (a)	276	277	252	242	297
Restructured loans included in nonperforming loans (a)	191	178	144	136	202
Nonperforming assets from discontinued operations — education lending business	23	22	21	22	40
Nonperforming loans to period-end portfolio loans	1.47%	1.64%	1.76%	1.82%	2.13%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.73	1.89	1.98	2.23	2.66

(a)	Restructured loans (i.e. troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	4Q11	3Q11	2Q11	1Q11	4Q10
Balance at beginning of period	$788	$842	$885	$1,068	$1,372
Loans placed on nonaccrual status	230	292	410	335	544
Charge-offs	(149)	(157)	(177)	(232)	(343)
Loans sold	(28)	(16)	(11)	(74)	(162)
Payments	(70)	(125)	(156)	(114)	(250)
Transfers to OREO	(12)	(11)	(6)	(12)	(14)
Transfers to nonperforming loans held for sale	(19)	(24)	(15)	(39)	(41)
Transfers to other nonperforming assets	(4)	(3)	—	(2)	(3)
Loans returned to accrual status	(9)	(10)	(88)	(45)	(35)

Balance at end of period	$727	$788	$842	$885	$1,068

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	4Q11	3Q11	2Q11	1Q11	4Q10
Balance at beginning of period	$42	$42	$86	$106	$230
Transfers in	19	24	15	39	41
Net advances / (payments)	(3)	(5)	(13)	(20)	(26)
Loans sold	(11)	(5)	(37)	(38)	(139)
Transfers to OREO	(1)	(19)	(5)	—	—
Valuation adjustments	—	(1)	(4)	(1)	—
Loans returned to accrual status / other	—	6	—	—	—

Balance at end of period	$46	$42	$42	$86	$106

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	4Q11	3Q11	2Q11	1Q11	4Q10
Balance at beginning of period	$63	$52	$97	$129	$163
Properties acquired — nonperforming loans	13	30	11	12	14
Valuation adjustments	(4)	(3)	(7)	(11)	(9)
Properties sold	(7)	(16)	(49)	(33)	(39)

Balance at end of period	$65	$63	$52	$97	$129

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Line of Business Results

(dollars in millions)

Key Community Bank

						Percent change 4Q11 vs.
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10
Summary of operations
Total revenue (TE)	$546	$565	$559	$565	$597	(3.4)%	(8.5)%
Provision (credit) for loan and lease losses	30	39	79	11	74	(23.1)	(59.5)
Noninterest expense	477	456	447	446	457	4.6	4.4
Net income (loss) attributable to Key	40	58	34	81	58	(31.0)	(31.0)
Average loans and leases	26,406	26,270	26,242	26,312	26,436	.5	(.1)
Average deposits	48,076	47,672	47,719	48,108	48,124	.8	(.1)
Net loan charge-offs	71	60	79	76	115	18.3	(38.3)
Net loan charge-offs to average loans	1.07%	.91%	1.21%	1.17%	1.73%	N/A	N/A
Nonperforming assets at period end	$415	$439	$455	$475	$497	(5.5)	(16.5)
Return on average allocated equity	5.14%	7.37%	4.28%	10.07%	6.83%	N/A	N/A
Average full-time equivalent employees	8,633	8,641	8,504	8,378	8,291	(.1)	4.1

Supplementary information (lines of business)
Regional Banking
Total revenue (TE)	$430	$448	$449	$448	$470	(4.0)%	(8.5)%
Provision (credit) for loan and lease losses	54	48	63	17	77	12.5	(29.9)
Noninterest expense	429	407	398	400	413	5.4	3.9
Net income (loss) attributable to Key	(18)	10	6	33	4	(280.0)	(550.0)
Average loans and leases	17,360	17,407	17,495	17,597	17,810	(.3)	(2.5)
Average deposits	41,226	41,204	41,710	42,189	42,371	.1	(2.7)
Net loan charge-offs	59	53	65	62	77	11.3	(23.4)
Net loan charge-offs to average loans	1.35%	1.21%	1.49%	1.43%	1.72%	N/A	N/A
Nonperforming assets at period end	$287	$292	$302	$294	$326	(1.7)	(12.0)
Return on average allocated equity	(3.27)%	1.80%	1.08%	5.96%	.69%	N/A	N/A
Average full-time equivalent employees	8,258	8,275	8,138	8,009	7,930	(.2)	4.1

Commercial Banking
Total revenue (TE)	$116	$117	$110	$117	$127	(.9)%	(8.7)%
Provision (credit) for loan and lease losses	(24)	(9)	16	(6)	(3)	N/M	N/M
Noninterest expense	48	49	49	46	44	(2.0)	9.1
Net income (loss) attributable to Key	58	48	28	48	54	20.8	7.4
Average loans and leases	9,046	8,863	8,747	8,715	8,626	2.1	4.9
Average deposits	6,850	6,468	6,009	5,919	5,753	5.9	19.1
Net loan charge-offs	12	7	14	14	38	71.4	(68.4)
Net loan charge-offs to average loans	.53%	.31%	.64%	.65%	1.75%	N/A	N/A
Nonperforming assets at period end	$128	$147	$153	$181	$171	(12.9)	(25.1)
Return on average allocated equity	25.51%	20.59%	11.72%	19.20%	19.86%	N/A	N/A
Average full-time equivalent employees	375	366	366	369	361	2.5	3.9

KeyCorp Reports Fourth Quarter and Full Year 2011

January 24, 2012

Line of Business Results (continued) (dollars in millions) Key Corporate Bank
						Percent change 4Q11 vs.
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10
Summary of operations
Total revenue (TE)	$411	$368	$388	$403	$434	11.7%	(5.3)%
Provision (credit) for loan and lease losses	(61)	(40)	(76)	(21)	(263)	N/M	N/M
Noninterest expense	227	216	206	228	240	5.1	(5.4)
Net income (loss) attributable to Key	156	122	163	125	289	27.9	(46.0)
Average loans and leases	17,783	16,985	17,168	17,677	18,602	4.7	(4.4)
Average loans held for sale	356	273	302	275	253	30.4	40.7
Average deposits	11,162	10,544	10,195	11,282	12,766	5.9	(12.6)
Net loan charge-offs	12	22	29	75	61	(45.5)	(80.3)
Net loan charge-offs to average loans	.27%	.51%	.68%	1.72%	1.30%	N/A	N/A
Nonperforming assets at period end	$294	$326	$339	$427	$575	(9.8)	(48.9)
Return on average allocated equity	30.43%	22.54%	28.61%	19.82%	41.07%	N/A	N/A
Average full-time equivalent employees	2,286	2,288	2,191	2,155	2,169	(.1)	5.4

Supplementary information (lines of business)
Real Estate Capital and Corporate Banking Services
Total revenue (TE)	$175	$144	$154	$165	$177	21.5%	(1.1)%
Provision (credit) for loan and lease losses	(31)	(38)	(49)	9	(211)	N/M	N/M
Noninterest expense	63	65	49	69	83	(3.1)	(24.1)
Net income (loss) attributable to Key	90	74	96	56	192	21.6	(53.1)
Average loans and leases	7,445	7,088	7,713	8,583	9,381	5.0	(20.6)
Average loans held for sale	216	173	229	140	199	24.9	8.5
Average deposits	7,643	7,286	7,371	8,611	10,409	4.9	(26.6)
Net loan charge-offs	10	19	26	65	57	(47.4)	(82.5)
Net loan charge-offs to average loans	.53%	1.06%	1.35%	3.07%	2.41%	N/A	N/A
Nonperforming assets at period end	$209	$240	$245	$334	$442	(12.9)	(52.7)
Return on average allocated equity	35.04%	26.47%	31.36%	15.42%	46.14%	N/A	N/A
Average full-time equivalent employees	953	942	902	882	889	1.2	7.2

Equipment Finance
Total revenue (TE)	$62	$68	$63	$63	$66	(8.8)%	(6.1)%
Provision (credit) for loan and lease losses	(15)	(8)	(30)	(26)	(16)	N/M	N/M
Noninterest expense	48	45	45	52	52	6.7	(7.7)
Net income (loss) attributable to Key	18	20	30	23	19	(10.0)	(5.3)
Average loans and leases	4,680	4,619	4,545	4,621	4,656	1.3	.5
Average loans held for sale	10	7	—	4	—	42.9	N/M
Average deposits	9	11	12	6	2	(18.2)	350.0
Net loan charge-offs	(1)	(1)	2	10	7	—	(114.3)
Net loan charge-offs to average loans	(.08)%	(.09)%	.18%	.88%	.60%	N/A	N/A
Nonperforming assets at period end	$41	$31	$39	$44	$68	32.3	(39.7)
Return on average allocated equity	24.80%	25.76%	37.96%	28.53%	22.04%	N/A	N/A
Average full-time equivalent employees	517	511	511	521	529	1.2	(2.3)

Institutional and Capital Markets
Total revenue (TE)	$174	$156	$171	$175	$191	11.5%	(8.9)%
Provision (credit) for loan and lease losses	(15)	6	3	(4)	(36)	(350.0)	N/M
Noninterest expense	116	106	112	107	105	9.4	10.5
Net income (loss) attributable to Key	48	28	37	46	78	71.4	(38.5)
Average loans and leases	5,658	5,278	4,910	4,473	4,565	7.2	23.9
Average loans held for sale	130	93	73	131	54	39.8	140.7
Average deposits	3,510	3,247	2,812	2,665	2,355	8.1	49.0
Net loan charge-offs	3	4	1	—	(3)	(25.0)	N/M
Net loan charge-offs to average loans	.21%	.30%	.08%	—	(.26)%	N/A	N/A
Nonperforming assets at period end	$44	$55	$55	$49	$65	(20.0)	(32.3)
Return on average allocated equity	26.19%	15.22%	20.05%	24.61%	38.73%	N/A	N/A
Average full-time equivalent employees	816	835	778	752	751	(2.3)	8.7

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful